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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Falcon Financial Investment Trust:

We consent to the incorporation by reference in this registration statement on Form S-8 of Falcon Financial Investment Trust of our report dated September 3, 2003, with respect to the statement of financial condition of Falcon Financial Investment Trust as of August 31, 2003, which report is included in Falcon Financial Investment Trust's registration statement No. 333-108603 on Form S-11.

/s/ KPMG LLP

New York, New York
February 2, 2004

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  Exhibit 23.2